Filed Pursuant to Rule 424(b)(3)

Registration No. 333-195385

PROSPECTUS

 CAPRICOR THERAPEUTICS, INC.

15,401 SHARES OF COMMON STOCK

235,643 Shares of Common Stock issuable upon exercise of outstanding warrants

This prospectus relates to the resale by the selling stockholders, including their respective transferees, donees, pledgees or other successors in interest identified in this prospectus, of up to 15,401 shares of our common stock, $0.001 par value per share (“Common Stock”), and 235,643 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $2.2725 per share which expire 5 years after the date of grant. All of the shares of Common Stock held by the selling stockholders were issued by us in private placement transactions. We are not offering any shares of our Common Stock for sale under this prospectus and we will not receive any part of the proceeds from sales of the shares of Common Stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section entitled “Plan of Distribution” on page 11. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “CAPR”. On August 6, 2015, the closing price of our Common Stock as reported on NASDAQ was $4.50.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

August 7, 2015

We have not, and the selling stockholders have not, authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not, and the selling stockholders do not, take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including the risks of investing in our securities discussed under the section entitled “Risk Factors” and the other information that is contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus is a part before making an investment decision. References to the “Company,” “Capricor Therapeutics,” “we,” “us” or “our” in this prospectus refer to Capricor Therapeutics, Inc., a Delaware corporation, and its subsidiaries, unless the context indicates otherwise.

Company Overview

Capricor Therapeutics, Inc. is a development stage, biopharmaceutical company whose mission is to discover, develop and commercialize innovative therapies for the treatment of diseases. Our initial pipeline products were developed to treat heart disease and its complications. The proprietary methods of Capricor, Inc., or Capricor, our wholly-owned subsidiary, center on producing therapeutic doses of cardiosphere-derived cells to boost the regenerative capacity of the heart and, with that, to perhaps improve cardiac function.

We currently have six drug candidates in various stages of development.

•	CAP-1002: CAP-1002, Capricor’s lead product candidate, consists of allogeneic cardiosphere-derived cells, or CDCs. CAP-1002 is currently being tested in two clinical trials; the ALLSTAR Phase II clinical trial for patients who have suffered a recent myocardial infarction (heart attack) and the DYNAMIC clinical trial for patients who have advanced heart failure. In each case, CAP-1002 will be evaluated to determine if the cells can lead to a reduction in scar and potentially achieve further clinical benefits for these patients. Additionally, CAP-1002 is being evaluated as a potential treatment for Duchenne muscular dystrophy cardiomyopathy.

•	Cenderitide (CD-NP): Cenderitide belongs to a class of drugs called natriuretic peptides. Cenderitide is being designed as an outpatient therapy to be delivered continuously using a validated subcutaneous infusion pump for up to 90 days (the “post-acute” period) following an acute heart failure hospital admission, as well as for other potential indications. We have recently completed enrollment of a Phase II clinical study for Cenderitide. Cenderitide’s treatment goal and target indication is to provide a novel and effective therapeutic option for the outpatient treatment of heart failure, as well as other potential indications.

•	Exosomes: Exosomes are nano-sized, membrane-enclosed vesicles, or “bubbles,” that are filled with select molecules, including proteins and microRNAs, which, when released, send messages to neighboring cells to regulate cellular functions. Exosomes act as a transport vehicle out of the cell for micro RNA, other fragments of genetic material and proteins that act as messengers between cells, ultimately providing regulatory function for many cell processes, including inflammation, angiogenesis, programmed cell death (apoptosis) and scarring. Pre-clinical research has shown that exogenous exosomes can be used as therapeutic agents aimed to direct or, in some cases, re-direct cellular activities. Capricor is currently in pre-clinical testing to explore the possible future therapeutic benefits that exosomes may possess.

•	CAP-1001: CAP-1001 consists of autologous CDCs. This product was used in the Phase I CADUCEUS clinical trial that was sponsored and conducted by Cedars-Sinai Medical Center in collaboration with The Johns Hopkins University. The data from CADUCEUS, using autologous CDCs, suggests that the cells are effective in reducing scar within several months of a heart attack. At present there is no plan for another clinical trial for CAP-1001.

•	CU-NP: CU-NP is a pre-clinical rationally-designed natriuretic peptide that consists of amino acid chains identical to those produced by the human body, specifically the ring structure of C-type natriuretic peptide, or CNP, and the N- and C-termini of Urodilatin, or URO. We are currently evaluating whether we will proceed with clinical development of this product.

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•	CSps: CSps are multicellular clusters called cardiospheres, a 3D micro-tissue from which CDCs are derived, and have shown significant healing effects in pre-clinical models of heart failure. While Capricor considers the CSps an important product, at present there is no plan for a clinical trial for CSps.

Corporate Information

Our executive offices are located at 8840 Wilshire Blvd., 2nd Floor, Beverly Hills, California 90211. Our telephone number is (310) 358-3200 and our Internet address is www.capricor.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section of this prospectus entitled “Risk Factors” on page 6, which you should read carefully before making a decision to invest in our common stock. Some of these risks include:

•	We need substantial additional funding before we can complete the development of our product candidates;

•	Our success depends upon the viability of our product candidates and we cannot be certain any of them will receive regulatory approval to be commercialized;

•	As the results of earlier clinical trials are not necessarily predictive of future results, any product candidate we advance into clinical trials may not have favorable results in later clinical trials or receive regulatory approval;

•	Our business faces significant government regulation, and there is no certainty that our products will receive regulatory approval;

•	We have limited manufacturing capability, and may not be able to successfully manufacture our product candidates or maintain our manufacturing licenses;

•	We may face uncertainty and difficulty in obtaining and enforcing our patents and other proprietary rights; and

•	We are largely dependent on our relationships with our licensors and collaborators and there is no guarantee that such relationships will be maintained or continued.

Description of Private Placements

On March 15, 2013, our predecessor entity, Nile Therapeutics, Inc., entered into a Convertible Note Purchase Agreement with certain accredited investors, or the Investors, pursuant to which Nile sold secured convertible promissory notes in an aggregate principal amount of $450,000, or the 2013 Notes, for an aggregate original issue price of $382,500, representing a 15% original issue discount. On September 27, 2013, Nile and the Investors entered into an amendment to the 2013 Notes, which provided, among other things, that upon a change of control (as defined in the 2013 Notes), the conversion price applicable to the 2013 Notes and the exercise price applicable to the warrants issuable upon a change of control pursuant to the terms of the 2013 Notes would be equal to the average dollar volume weighted average price, or VWAP, of the common stock for each trading day during the period from July 8, 2013 to September 30, 2013. The average VWAP during such period was approximately $0.045 per share.

On October 21, 2013, Nile and the Investors entered into an amendment to the Convertible Note Purchase Agreement pursuant to which Nile sold to the Investors additional notes in an aggregate principal amount of $120,510, or the Additional Notes. The Additional Notes have identical terms and conditions as the 2013 Notes and were allocated among the Investors on a pro rata basis based on their initial purchase of the 2013 Notes. In exchange for the issuance of the Additional Notes, Nile received aggregate gross proceeds of $102,433. The 2013 Notes and the Additional Notes are collectively referred to herein as the Notes.

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The Notes converted at the close of the merger between Nile and Capricor, Inc., our wholly-owned subsidiary, or Capricor, on November 20, 2013 into 251,044 shares of our common stock. Additionally, 251,044 warrants to purchase shares of our common stock at a strike price of $2.2725, or the 2013 Warrants, were issued to the Investors in accordance with the terms of the Notes. No additional proceeds were received by us as a result of the issuance of the 251,044 shares of common stock. The offer and sale of the Notes constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder. As of the date of this prospectus, 15,401 shares of common stock have been issued pursuant to exercise of the 2013 Warrants and 2013 Warrants to purchase 235,643 shares of common stock remain outstanding.

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The offering

Common stock offered by the selling shareholders	15,401 shares of common stock
235,643 shares of common stock issuable upon exercise of warrants

Common stock to be outstanding after the offering	16,458,924 shares

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will, however, receive proceeds upon the exercise of any of the remaining 2013 Warrants held by the selling stockholders. If the 2013 Warrants that have not yet been exercised as of the date of this prospectus are exercised in full, we would receive gross cash proceeds of approximately $535,500. We intend to use the net proceeds received upon exercise of any of the 2013 Warrants to further develop our product candidates and for other general working capital purposes. See the section of this prospectus entitled “Use of Proceeds” on page 8 for a more complete description of the intended use of proceeds from the exercise of the 2013 Warrants.

Risk Factors	You should read the section of this prospectus entitled “Risk Factors” on page 6 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Dividend Policy	Currently, we do not anticipate paying cash dividends.

NASDAQ Symbol	“CAPR”.

The number of shares of our common stock that will be outstanding after the offering is based on 16,223,281 shares of our common stock outstanding as of July 9, 2015, plus 235,643 shares of common stock issuable upon the exercise of warrants, and excludes:

•	5,907,469 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.52 per share as of July 9, 2015;

•	187 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.27 per share as of July 9, 2015; and

•	952,763 shares of our common stock reserved for issuance as of July 9, 2015 under our: (1) Amended and Restated 2005 Stock Option Plan; (2) 2006 Stock Option Plan; (3) 2012 Restated Equity Incentive Plan; and (4) 2012 Non-Employee Director Stock Option Plan.

Except as otherwise indicated, all information in this prospectus assumes the sale of all shares of common stock covered by this prospectus.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties set forth in the documents that are incorporated by reference into this prospectus, including the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 16, 2015, before deciding whether to purchase any of the shares of common stock being offered. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Further, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Special Note Regarding Forward -Looking Statements.”

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Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the development of our drug candidates, including when we expect to undertake, initiate and complete clinical trials of our product candidates;

•	expectation of or dates for commencement of clinical trials, investigational new drug filings, similar plans or projections;

•	the regulatory approval of our drug candidates;

•	our use of clinical research centers, third party manufacturers and other contractors;

•	our ability to find collaborative partners for research, development and commercialization of potential products;

•	our ability to manufacture products for clinical and commercial use;

•	our ability to protect our patents and other intellectual property;

•	our ability to market any of our products;

•	our history of operating losses;

•	our ability to secure adequate protection for our intellectual property;

•	our ability to compete against other companies and research institutions;

•	the effect of potential strategic transactions on our business;

•	acceptance of our products by doctors, patients or payors and the availability of reimbursement for our product candidates;

•	our ability to attract and retain key personnel; and

•	the volatility of our stock price.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section of this prospectus entitled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Additionally, final data may differ significantly from preliminary data reported in this document.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

This prospectus also contains statistical data, estimates, and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. Although we believe that the third-party sources referred to in this prospectus are reliable, we have not independently verified the information provided by these third parties. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section of this prospectus entitled “Risk Factors” and elsewhere in this prospectus.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we may receive up to approximately $535,500 upon the exercise of the 2013 Warrants that have not been exercised as of the date of this prospectus. As of the date of this prospectus, 15,401 shares of common stock have been issued pursuant to exercise of the 2013 Warrants and 2013 Warrants to purchase 235,643 shares of common stock remain outstanding. We intend to use the proceeds received from any exercise of the 2013 Warrants to further develop our product candidates and for other general corporate and working capital purposes.

Our management will have broad discretion regarding the use of proceeds from the exercise of any of the 2013 Warrants, and investors will be relying on the judgment of our management regarding the application of the proceeds from the exercise of the 2013 Warrants. We may change the use of these proceeds from those described in this prospectus as a result of various factors such as competitive developments, the results of our early clinical development and commercialization efforts, acquisition and investment opportunities and other factors.

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SELLING STOCKHOLDERS

 This prospectus covers the resale by the selling stockholders identified below of a total of up to 15,401 shares of common stock and 235,643 shares of common stock issuable upon the exercise of the 2013 Warrants. These securities were previously issued to the selling stockholders in private placement transactions pursuant to the terms of that certain Convertible Note Purchase Agreement, dated as of March 15, 2013, by and among the Company and the Investors, as amended on October 21, 2013, and the secured convertible promissory notes issued pursuant thereto. Descriptions of the transactions are set forth above under the section entitled “Prospectus Summary – Description of Private Placements” on page 3.

The information presented in the below table has been calculated based on the assumption that all shares offered hereby will be sold and that no other shares of our common stock will be acquired or disposed of by the stockholders named below prior to the termination of this offering. However, we do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This table has been prepared based on information supplied to us by the selling stockholders, and reflects holdings as of July 9, 2015. Except as provided below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. Additionally, except as indicated by footnote, and subject to applicable community property laws, we believe that (i) the beneficial owners of the common stock listed below have sole voting power and sole investment power with respect to their shares, (ii) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, and (iii) no selling stockholder has any direct or indirect agreement or understanding with any person to distribute his, her or its shares. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, he, she or it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options and warrants held by the person that are currently exercisable or will become exercisable within 60 days of July 9, 2015. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other persons.

	Beneficial Ownership Prior to the Offering(1)(3)			Beneficial Ownership After the Offering(2)(3)
	Number of Shares	Percent	Number of shares offered hereby	Number of Shares	Percent
Selling Stockholders
Gregory Kiernan (4)	340,436	2.1	97,629	242,807	1.5
M.S.B. Research(5)	55,788	*	55,788	-	-
Timothy McInerney(6)	92,312	*	27,894	64,418	*
Nicholas Ponzio (7)	24,402	*	22,002	2,400	*
Patricia & Preston Evans (8)	25,314	*	22,314	3,000	*
James Evans (9)	19,525	*	19,525	-	-
Warrenton Ventures (10)	7,392	*	5,892	1,500	*
Subtotal:			251,044

* Represents less than 1%.

(1) We have based percentage ownership of our common stock before the offering on 16,223,281 shares of our common stock outstanding as of July 9, 2015.

(2) We have based percentage ownership of our common stock after the offering on 16,223,281 shares of our common stock outstanding as of July 9, 2015, plus the 235,643 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock, which such shares are being registered pursuant to the registration statement of which this prospectus is a part.

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(3) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security holder has sole or shared voting power or dispositive power, and also any shares which the security holder has the right to acquire within 60 days of July 9, 2015, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security holder that he, she or it is a direct or indirect beneficial owner of those shares.

(4) Includes (i) 233,807 shares held directly by Gregory Kiernan, who holds sole voting and dispositive power over the shares, (ii) 4,000 shares held by the Mary Callahan Deceased IRA FBO Gregory Kiernan, of which Mr. Kiernan holds sole voting and dispositive power over the shares held by the IRA, (iii) 5,000 shares held by the Kiernan Family Trust, a trust of which Mr. Kiernan’s spouse is the trustee, but of which Mr. Kiernan has trading authority through a power of attorney, and (iv) 97,629 shares of common stock issuable upon the exercise of warrants held directly by Mr. Kiernan. Mr. Kiernan disclaims beneficial ownership of the shares of common stock of the Company held by the Kiernan Family Trust.

(5) Includes (i) 55,788 shares of common stock issuable upon the exercise of warrants held by M.S.B. Research Inc., an entity in which Mark Berg, the President of M.S.B. Research Inc., holds voting and dispositive power over the warrants held by the entity.

(6) Includes (i) 64,418 shares held by Timothy McInerney, who holds sole voting and dispositive power over the shares, and (ii) 27,894 shares of common stock issuable upon the exercise of warrants held by Mr. McInerney. Mr. McInerney is a registered representative of a broker-dealer. Mr. McInerney acquired the shares being registered hereunder for his own account, and at the time of the acquisition of the shares being registered hereunder, Mr. McInerney did not have any arrangements or understandings with any person to distribute such securities.

(7) Includes (i) 400 shares held by Nicholas Ponzio, who holds voting and investment power over the shares, (ii) 2,000 shares owned by Wolcot Capital Corporation Pension, an entity in which Nicolas Ponzio, the President of Wolcot Capital Corporation Pension, holds sole voting and dispositive power over the shares, and (iii) 22,002 shares of common stock issuable upon the exercise of warrants.

(8) Includes (i) 3,000 shares held by Patricia Evans & Preston Evans, who jointly hold voting and investment power over the shares, and (ii) 22,314 shares of common stock issuable upon the exercise of warrants.

(9) Includes (i) 15,401 shares held by James Evans, who holds voting and investment power over the shares, and (ii) 4,124 shares of common stock issuable upon the exercise of warrants. Mr. Evans’ spouse has a community property interest in the shares.

(10) Includes (i) 1,500 shares held by Warrenton Ventures, LLC, an entity in which Nicholas Ponzio, the President of Warrenton Ventures, LLC, holds voting and investment power over the shares held by Warrenton Ventures, LLC; and (ii) 5,892 shares of common stock issuable upon the exercise of warrants.

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PLAN OF DISTRIBUTION

This prospectus is to be used by the selling stockholders in connection with a potential resale by certain selling stockholders of up to an aggregate of 251,044 shares of our common stock, consisting of 15,401 shares of common stock and 235,643 shares of common stock issuable upon the exercise of the 2013 Warrants.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.

None of the selling stockholders have advised us that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor that there is an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M of the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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Description of CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because the following description is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation, as amended, and our Bylaws, and to the applicable provisions of Delaware law.

General

Our Certificate of Incorporation, as amended, authorizes the issuance of 55,000,000 shares of capital stock, including: (i) 50,000,000 shares of our common stock, $0.001 par value per share, and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share.

As of July 9, 2015, there were 16,223,281 shares of our common stock outstanding, held by 119 stockholders of record not including those held in the “street name,” and no shares of our preferred stock outstanding. Our Board of Directors is authorized, without stockholder approval, to issue additional shares of our capital stock

Common Stock

General

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future. In addition, our Board of Directors has authority to issue the authorized but unissued shares of our common stock without further action by our stockholders.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights in the election of directors.

Dividend Rights

Subject to rights that may be applicable to any outstanding shares of preferred stock and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of the holders of preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of assets legally available for dividend payments. Any such dividends shall be divided among the holders of our common stock on a pro rata basis.

Liquidation Rights

In the event of any liquidation of the Company, the holders of common stock will be entitled to share ratably in the assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock are made, if any.

No Preemptive or Similar Rights

The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights, and our common stock is not subject to any sinking fund provisions.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

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Preferred Stock

Our Board of Directors has authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, in one or more series, and to designate the rights, preferences, powers and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock or delaying or preventing a change in control of the Company without further action by the stockholders.

Options

As of July 9, 2015, there were options outstanding to purchase an aggregate of 5,907,469 shares of our common stock with a range of exercise prices from $0.16 to $12.00 per share and an average weighted exercise price of $1.52 per share. The options were issued pursuant to (i) the Amended and Restated 2005 Stock Option Plan (the former Nile Plan), (ii) the 2006 Stock Option Plan, (iii) the 2012 Restated Equity Incentive Plan, and (iv) the 2012 Non-Employee Director Stock Option Plan.

Warrants

2013 Warrants

General Terms. On March 15, 2013, we entered into that certain Convertible Note Purchase Agreement (the “2013 Note Purchase Agreement”) with certain accredited investors pursuant to which we sold secured convertible promissory notes in an aggregate principal amount of $450,000 (the “2013 Notes”) for an aggregate original issue price of $382,500, representing a 15% original issue discount. On October 21, 2013, we entered into an amendment to the 2013 Note Purchase Agreement whereby we sold to the holders of the 2013 Notes additional notes in an aggregate principal amount of $120,510 (the “Additional Notes”). Pursuant to the terms of that certain First Amendment to Secured Convertible Promissory Notes, dated as of September 27, 2013, the 2013 Notes and the Additional Notes converted at the close of the merger between Nile and Capricor on November 20, 2013 into 251,044 shares of our common stock and warrants to purchase 251,044 shares of our common stock at a strike price of $2.2725. We refer to these warrants in this prospectus as the 2013 Warrants. The exercise price and number of shares issuable upon exercise of the 2013 Warrants are subject to adjustment in certain cases, as described below. Please see the section of this prospectus entitled “Prospectus Summary – Description of Private Placements” for more information about these private placement transactions.

Exercisability. The 2013 Warrants are exercisable immediately upon issuance and may be exercised at any time prior to November 20, 2018. The 2013 Warrants may be exercised in whole or in part at the applicable exercise price until expiration of the 2013 Warrants. No fractional shares will be issued upon the exercise of the 2013 Warrants. As of the date of this prospectus, 15,401 shares of common stock have been issued pursuant to exercise of the 2013 Warrants and 2013 Warrants to purchase 235,643 shares of common stock remain outstanding.

Adjustments. The exercise price and number of shares issuable upon exercise of the 2013 Warrants are subject to adjustment in certain circumstances, such as in the event of a stock dividend, stock split or combination. Additionally, an adjustment would be made in the case of (i) a consolidation or merger of the Company with or into another person, in which the stockholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) a sale of all or substantially all of the assets of the Company or a majority of our common stock, (iii) any tender offer or exchange, subject to certain conditions, or (iv) any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property.

Warrant holder Not a Stockholder. The 2013 Warrants do not confer upon the holders thereof any voting, dividend or other rights of a stockholder of the Company.

Registration Rights

We have previously registered the resale of (i) the shares of common stock issuable upon conversion of the 2013 Notes and the Additional Notes and (ii) the shares of common stock underlying the 2013 Warrants, under the Securities Act on the Registration Statement on Form S-1 (File No. 333-195385) filed by us with the SEC on April 18, 2014, as amended on May 23, 2014 and declared effective by the SEC on June 6, 2014 (the “Form S-1”), which this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (the “Form S-3”) further amends. We are filing the Form S-3 in order to, among other things, update the prospectus that is a part of the Form S-1.

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Anti-Takeover Effects of Certain Provisions of DGCL and Our Certificate of Incorporation and Bylaws

The provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Certificate of Incorporation, as amended, and our Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and are intended to discourage certain tactics that may be used in proxy fights. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the DGCL

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Concentration of Ownership

The former stockholders of Capricor, Inc., many of whom are executive officers and directors continuing with the Company, together with their respective affiliates, beneficially own or control a substantial majority of the outstanding shares of the Company. Accordingly, these stockholders will have substantial influence over the outcome of a corporate action of the Company requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the Company’s assets or any other significant corporate transaction. These stockholders may also exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company.

Issuance of Additional Shares

Our Board of Directors has authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders.

In addition, our Board of Directors has authority to issue the authorized but unissued shares of our common stock, without further action by the stockholders. Under certain circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placement transactions to purchasers who are likely to side with our Board of Directors in opposing a hostile takeover bid.

Advance Notice Provisions for Stockholder Proposals

Our Bylaws provide that the nomination of persons to stand for election to the Board of Directors at any annual or special meeting of stockholders may be made by the holders of the Company’s common stock only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Company not later than 30 days prior to the meeting.

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Furthermore, our Bylaws require that any stockholder who gives notice of any stockholder proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by such stockholder and any financial interest of such stockholder in the proposal (other than as a stockholder).

The foregoing provisions may preclude our stockholders from bringing matters or from making nominations for directors at our annual meeting of stockholders if the proposals are not in compliance with the required procedures. Additionally, the requisite procedures may deter a potential acquirer from conducting a solicitation of proxies to elect its own nominees to our Board of Directors or otherwise attempting to gain control of the Company.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the President or the Board of Directors. A special meeting shall be called by the President or Secretary upon one or more written demands (which must state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than 10% of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. These provisions may delay or impede the ability of a stockholder or group of stockholders to force consideration of a proposal or stockholders holding a majority of our outstanding capital stock to take a certain desired action.

Filling of Vacancies on the Board of Directors

Our Bylaws provide that a vacancy on the Board of Directors caused by the removal of a director or by an increase in the authorized number of directors in between annual meetings may be filled only by a majority of the remaining directors. In addition, the number of directors constituting our Board of Directors may only be set from time to time by resolution of our Board of Directors. These provisions would prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling any resulting vacancies with its own nominees; thereby making it more difficult to change the composition of our Board of Directors.

Amendment of Our Bylaws

Our Board of Directors is expressly authorized to adopt, amend or repeal our Bylaws.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “CAPR”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

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Legal Matters

Paul Hastings LLP, Palo Alto, California, which has acted as our counsel in connection with this offering, has passed upon the validity of the shares of common stock being offered by this prospectus.

Experts

The audited consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Rose, Snyder and Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a Post-Effective Amendment No. 2 to Form S-1 on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and have filed and will file annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.capricor.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of filing of the registration statement of which this prospectus forms a part and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn (in each case, other than information that is deemed, under SEC rules, not to have been filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 13, 2015;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 18, 2015;
•	our Current Reports on Form 8-K, filed with the SEC on (i) January 12, 2015 (as amended by our Form 8-K/A filed with the SEC on January 22, 2015); (ii) February 4, 2015 (as amended by our Form 8-K/A filed with the SEC on February 6, 2015); (iii) March 5, 2015 at 6:01 a.m. ET; (iv) March 5, 2015 at 8:07 a.m. ET.; (v) June 10, 2015; and (vi) July 9, 2015; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed on March 5, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus, and such filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be made to us at the following address or telephone number: Capricor Therapeutics, Inc., Attn: General Counsel, 8840 Wilshire Blvd. 2nd Floor, Beverly Hills, California 90211, or by calling (310) 358-3200.

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251,044 Shares

 Common Stock

Prospectus

Dated August 7, 2015

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 251,044 shares of common stock, $0.001 par value per share, of Capricor Therapeutics. All of the shares of common stock held by the selling stockholders were issued by us in private placement transactions. We are not offering any shares of our common stock for sale under this prospectus and we will not receive any part of the proceeds from sales of the shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section entitled “Plan of Distribution”. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition and results of operations may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

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